UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 2, 2007
HEARTLAND PAYMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51265	22-3755714

(State or other jurisdiction of	(Commission File No)	(I.R.S. Employer
incorporation or organization)		Identification Number)
90 Nassau Street, Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)
(609) 683-3831
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”
On August 4, 2007, Heartland Payment Systems, Inc., a Delaware corporation (the “Company”), issued a press release announcing its financial results for the second quarter ended June 30, 2007. The information contained in this report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
On August 2, 2007, the Company conducted a previously-scheduled conference call to discuss its results of operations for the second quarter ended June 30, 2007 and to answer any questions raised by the call’s audience.
Item 8.01 Other Events
Cash Dividend
On July 30, 2007, the board of directors of the Company declared a quarterly cash dividend of $0.075 per share of Company’s common stock, which will be payable on September 15, 2007 to stockholders of record as of August 24, 2007. The press release announcing the cash dividend is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit
Number	Description

99.1	Press Release of the Company dated August 2, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 2, 2007

Heartland Payment Systems, Inc.
(Registrant)

By:	/s/ Robert H. B. Baldwin, Jr.

Robert H. B. Baldwin, Jr.
Chief Financial Officer